UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2004 (November 2, 2004)

Petrie Stores Liquidating Trust

(Exact name of registrant as specified in its charter)

New York	0-3777	22-6679945

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 Suite 300 Rutherford, NJ	07070

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 635-9637

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

On November 2, 2004, Ernst & Young LLP (“E&Y”) orally advised Petrie Stores Liquidating Trust (the “Trust”) and on November 4, 2004, the Trust received a letter from E&Y, stating that E&Y has resigned as the Trust’s independent registered public accounting firm. E&Y has indicated to the Trust that it resigned because it could no longer conclude that it was “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”) due to a consulting arrangement that had been in effect between E&Y and H. Bartlett Brown, the Trust’s Assistant Manager and Chief Financial Officer, who is also a former E&Y partner.

E&Y’s reports on the Trust’s financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period to date, the Trust has not had any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports nor did E&Y advise the Trust as to any “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

The Trust has requested that E&Y furnish a letter addressed to the SEC stating whether it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRIE STORES LIQUIDATING TRUST

Date:	November 8, 2004	By:	/s/ Stephanie R. Joseph

Name:	Stephanie R. Joseph
Title:	Manager and Chief Executive Officer